Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-238692 on Form S-8 of our reports dated August 26, 2021, relating to the financial statements of SelectQuote, Inc. and the effectiveness of SelectQuote, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ Deloitte & Touche LLP

Kansas City, Missouri August 26, 2021